Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

The RoyaLand Company Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees Previously Paid	Equity	Class B Common Shares, $0.0002 par value per share, registered on behalf of certain selling shareholders(1)	Rule 457(a)	4,765,000	$1.00	(2)	$4,765,000	0.0001102	$525.10	(3)
	Total Offering Amounts						$4,765,000		$525.10	(3)
	Total Fees Previously Paid								$3,555.67	(3)
	Total Fee Offsets								$0.00
	Net Fee Due								$0.00

(1)	Represents up to 4,765,000 Class B Common Shares held by the selling shareholders named in the prospectus that is part of the Registration Statement on Form F-1 to which this exhibit is attached.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.

(3)	Fees previously paid upon the initial filing of, and Amendment No. 1 to, the Registration Statement on Form F-1 to which this exhibit is attached.